EXHIBIT 10.24

Loan Contract

Contract No.: Year 2005 Shang Zi No. 1005470044

Lender: Shenzhen Honggang Branch of China Merchants Bank ("Party A")

Borrower: Winner Industries (Shenzhen) Co., Ltd. ("Party B")

Whereas Party B has applied to Party A for working capital loan for the purpose of turnover of working capital (the "Loan") and, upon examinations, Party A has agreed to grant the Loan to Party B. Parties A and B, after thorough negotiations, hereby enter into this Contract subject to the following terms and conditions and in accordance with relevant laws and regulations:

1.	TYPE OF THE LOAN
The type of the Loan is working capital loan.

2.	CURRENCY AND AMOUNT OF THE LOAN
The Loan is RMB 4,000,000 yuan only.

3.	PURPOSE OF THE LOAN
The Loan shall be used for turnover of working capital only. Party B shall not change the purpose of the Loan without written consent from Party A.

4.	TERM OF THE LOAN
The Loan is granted for a term of 1 year, commencing from October 28th 2005 to October 28th 2006. If the actual drawdown date of the Loan is different from the above-mentioned commencement date, the commencement and maturity dates of the Loan shall be the dates prescribed in the relevant certificate of indebtedness.

5.	INTEREST RATE AND INTEREST
5.1	Interest rate: Interest of the Loan is calculated at the floating rate in accordance with the interest rate of the People’s Bank of China for term of 12 months.

The term of each settled floating rate (“Rate Term”) is 6 months commencing from the drawdown date. From the next day of the maturity date of the Rate Term, a new interest rate shall be applied in accordance with the rate of the day of the People’s Bank of China for another Rate Term.

The interest rate of the Loan shall be finally confirmed by the rate stated on the certificate of indebtedness.

If Party B changes the purpose of the Loan, Party A is entitled to charge interest on the misused portion of the Loan at the rate equaling to 2 times of the normal Loan interest rate based on misused days.

If Party B fails to repay the Loan before the due date, Party A is entitled to charge interest on the amount in default at the rate equaling to 1.5 times of the normal Loan interest rate.

If both events above-mentioned occur simultaneously, Party B should impose penalty based on the breach which is more severe instead of based on both events.

If the People’s Bank of China changes the lending rate during the term of the Loan, the interest of the Loan shall be calculated in accordance with the provisions relating to such change.

5.2
Calculation of interest: Interest shall accrue from the drawdown date of the Loan on the basis of the actual amount granted and the actual days elapsed and shall be calculated once a month at the 20th day of each month.

5.3
Payment of interest: Party B shall pay the interest on each interest calculation date. Party A may deduct the interest directly from Party B’s deposit account. If Party B fails to pay the interest by the time prescribed, Party A is entitled to charge compound interest on the interest in default.

6.	GUARANTEE CLAUSE
6.1
The principal and interest of the Loan and all other relevant expenses hereunder shall be guaranteed by Winner Medical & Textile Ltd. Jingmen, Winner Medical & Textile Ltd. Tianmen, Winner Medical & Textile Ltd. Yichang under an Irrevocable Letter of Guarantee issued in favor of Party A; and

6.2
The Loan under this Contract shall be secured by the collateral, i.e., real properties, to which Winner Industries (Shenzhen) Co., Ltd. has title and the two parties shall enter into a Mortgage Contract separately.

6.3	Other enforcement of guarantee: Jianquan Li provides limitless personal liability guarantee.

7.	RIGHTS AND OBLIGATIONS OF PARTY B
7.1	Party B shall have the following rights:
7.1.1	To draw down and use the whole of the Loan according to this Contract;
7.1.2	To refuse to accept any conditions other than those set forth herein;
7.1.3	To assign the debts to a third party after obtaining consent from Party A.

7.2	Party B shall undertake the following obligations:
7.2.1
It shall provide such true documents and materials as Party A requires and the information on all its bank accounts, including the banks with which Party B maintains such accounts, the account numbers and the balances of its deposits and loans, and it shall also give cooperation in Party A's investigations, reviews and examinations;

7.2.2	It shall accept Party A’s supervision over its use of credit facilities, operations and financial activities;
7.2.3	It shall use the Loan for the purpose prescribed in this Contract;
7.2.4	It shall make timely and full payment of the principal and interest of the Loan as agreed herein;
7.2.5	It shall obtain written consent from Party A before transferring the debts hereunder, in whole or in part, to a third party;
7.2.6
It shall forthwith notify Party A of any occurrence of the following events and make every effort to take measures, on Party A's demand, for securing timely and full payment of the principal and interest of the Loan and all other relevant expenses hereunder:

7.2.6.1	It suffers grave financial loss, asset damage or other financial distress;
7.2.6.2	It offers a loan or guarantee or puts its property (right) in mortgage (pledge), for the benefits of a third party or to keep that party harmless to any loss;
7.2.6.3	Occurrence of changes like amalgamation (merger), division, reorganization, equity (cooperative) joint venture, transfer of equity, transformation into shareholding company, etc.;
7.2.6.4	It winds up its business, has its business license revoked or cancelled, has filed or been presented the bankruptcy or dissolution petition and so forth;
7.2.6.5	Its controlling shareholder and other affiliates suffer great difficulty in business or financial condition which affects its normal operation;
7.2.6.6	It concludes material connected transactions with its controlling shareholder and other affiliates which affect its normal operation;
7.2.6.7	It is involved in any litigation or arbitration or imposed on any criminal or administrative penalty, having material adverse effects on its business or property;
7.2.6.8	Other material events which are likely to affect its solvency take place.

8.	RIGHTS AND OBLIGATIONS OF PARTY A
8.1	Party A shall have the following rights:
8.1.1	To require Party B to make payment of the principal and interest of the Loan when they become due;
8.1.2	To require Party B to provide any information relating to the Loan;
8.1.3	To look into the operations and financial activities of Party B;
8.1.4	To supervise Party B on its usage of the Loan for the purpose prescribed herein;
8.1.5	To deduct the principal and interest of the Loan directly from Party B’s account;
8.1.6
To require Party B to prepay the Loan before due date or stop Party B from making further drawdown in accordance with the provisions hereof if Party B is in default of performance of its obligations hereunder;

8.1.7
To require Party B to pay in full the principal and interest of the Loan and all other relevant expenses hereunder immediately, to transfer all the debts hereunder to an assignee acceptable to Party A, or to provide/increase security acceptable to Party A if Party B is found to have been in any of the situations specified in Clause 7.2.6.

8.2	Party A shall undertake the following obligations:
8.2.1	To grant the Loan to Party B upon the terms stated in this Contract;
8.2.2	To keep Party B’s indebtedness, financial, production and operational conditions confidential unless otherwise required by law.

9.	PARTY B HEREBY WARRANTS THAT:
9.1
It is an enterprise duly established and lawfully existing in accordance with the laws of China with the status of enterprise legal person and the full capacity of civil disposition to execute and perform this Contract;

9.2	It executes and performs this Contract with proper authorization from its board of directors or any other authority;

9.3
All the documents, information and instruments it has provided concerning itself, the guarantor, the mortgagor (the pledgor) and the security (the collateral) are true, accurate, complete and valid, and do not contain any material mistakes with reference to the facts or omit any material facts;

9.4
At the time of signing of this Contract, there is no litigation, arbitration or criminal or administrative penalty which has material adverse effects on Party B or its major assets, nor the occurrence of such litigation, arbitration or criminal or administrative penalty is expected during performance of this Contract, and Party B shall forthwith notify Party A of any occurrence of such litigation, arbitration or criminal or administrative penalty;

9.5
It will keep its operations in full compliance with the national laws and regulations, conduct business within the business scope prescribed in its Business License for Enterprise Legal Person, and keep the registration of enterprise (legal person) in force by going through the annual examination formalities;

9.6
It will maintain or improve its current operation and management, and ensure that its existing assets remain stable or appreciate in value; it will not waive its claim for the matured liabilities and dispose of its existing major assets for no consideration or in other improper manners;

9.7	At the time of signing of this Contract, there occurs no material event which will affect Party B's performance of its obligations hereunder.

10.	PRE-REPAYMENT
10.1	With the prior consent from Party A, Party B is allowed to make pre-repayment;

10.2	Notwithstanding any pre-repayment by Party B, the interest shall be calculated pursuant to the provisions of this Contract.

11.	EXTENSION OF THE LOAN
If Party B needs to procure extension of the Loan on its failure to repay the Loan hereunder when it becomes due, it shall apply in writing to Party A one month before the expiry date of this Contract. If Party A agrees to extend the Loan after examinations, Parties A and B shall enter into an agreement for extension of the loan contract separately. If Party A does not agree to do so, this Contract shall remain in force. Party B shall pay the utilized portion of the Loan and the interests thereon in accordance with the provisions of this Contract.

12.	EXPENSES
All expenses arising from matters relating to this Contract, such as investigation of creditworthiness, examination and notarization, and all expenses incurred by Party A in enforcing its claims on Party B's failure to pay the principal and interest of the Loan and other expenses payable hereunder when they become due, such as attorney’s fees, costs of the action and travel expenses, shall be borne by Party B. Party A is entitled to deduct such expenses directly from the accounts of Party B. In case of deficiency, Party B guarantees to make such payment in full as Party A may specify by notice without production of any proof by Party A.

13.	EVENTS OF DEFAULT AND HANDLING
13.1	If Party B is found to have been in any of the following situations, it shall be deemed as an occurrence of events of default:
13.1.1
In violation of Clause 7.2.1 hereof, Party B provides false materials to or withholds true important facts from Party A or does not give cooperation in Party A's investigations, reviews and examinations, and it fails to remedy such default within the reasonable period specified by Party A and such default is considered to be material;

13.1.2
In violation of Clause 7.2.2 hereof, Party B refuses to accept or evades Party A’s supervision over its use of credit facilities, operations and financial activities and such default is considered to be material;

13.1.3	In violation of Clause 7.2.3 hereof, Party B does not use the Loan for the purpose prescribed herein and such default is considered to be material;
13.1.4	In violation of Clause 7.2.4 hereof, Party B fails to make timely and full payment of the principal and interest of the Loan as agreed herein;
13.1.5	In violation of Clause 7.2.5 hereof, Party B transfers the debts hereunder to a third party without authorization, impairing the benefits of Party A;
13.1.6
In violation of Clause 7.2.6 hereof, Party B fails to promptly notify Party A of any occurrence of the events prescribed therein or it fails to take measures for further securing payment of the debts hereunder as required by Party A after having knowledge of such occurrence or Party A considers that the Loan is insecure;

13.1.7
Party B is in violation of Clauses 9.1, 9.2 and 9.4 hereof which impair Party A’s benefits or in violation of Clauses 9.3, 9.5, 9.6, and 9.7 hereof, Party B fails to remedy its default immediately on demand of Party A which impair Party A's benefits;

13.1.8	Party B is in other situations that may, in the opinion of Party A, affect Party A's legal interests.

13.2
If the guarantor is found to have been in any of the following situations, which Party A considers that it is likely to affect the capability of the guarantor to perform its obligations under the guarantee and requires the guarantor to eliminate such adverse effects, or requires Party B to increase or change the terms of guarantee, but the guarantor and Party B fail to do so, it shall be deemed as an occurrence of events of default:

13.2.1	Any of the events similar to those described in Clause 7.2.6 hereof occurs;
13.2.2
The guarantor has concealed the information on its capability to undertake the obligations of the guarantee or has not obtained authorization from the authority when executing the Irrevocable Letter of Guarantee;

13.2.3	The guarantor fails to keep the registration in force by going through the annual examination formalities;
13.2.4	The guarantor neglects to manage and enforce its claim for the matured liabilities, or disposes of its existing major assets for no considerations or in other improper manners.

13.3
If the mortgagor (or the pledgor) is found to have been in any of the following situations, which Party A considers that the creation of mortgage (or pledge) is likely to end in failure or the value of the security (or the collateral) is likely to have a fall, and requires the mortgagor (or the pledgor) to eliminate such adverse effects, or requires Party B to increase or change the terms of guarantee, but the mortgagor (or the pledgor) and Party B fail to do so, it shall be deemed as an occurrence of events of default:

13.3.1	The mortgagor (or the pledgor) has no title to or right to dispose of the security (or the collateral), or such title or right is in dispute;
13.3.2	The mortgagor (or the pledgor) conceals the facts that the security (or the collateral) is jointly owned, leased, distrained or taken over;
13.3.3	Without prior written consent from Party A, the mortgagor transfers, leases out, places a second mortgage on the security or disposes of the security in any other improper manner;
13.3.4
The mortgagor fails to keep the security in safe custody or to maintain and repair the security properly, leading to substantial depreciation of the value of the security; or the mortgagor's actions jeopardize the security directly, leading to a fall in the value of the security, or the mortgagor fails to keep the security insured as required by Party A during the continuance of the mortgage.

13.4
Should any of the events of default described in Clauses 13.1, 13.2 and 13.3 occurs, Party A is entitled to take the following measures separately or simultaneously and Party B shall not raise any objection thereto:

13.4.1	To stop releasing the agreed and unused Loan;
13.4.2	To declare the principal and interest of the Loan granted and relevant expenses immediately due and payable;
13.4.3	To satisfy all the debts hereunder by deducting the same directly from Party B’s settlement account or other accounts;
13.4.4	To make recourse pursuant to Clause 16 hereof.

14.	MODIFICATION AND TERMINATION
This Contract may be modified and terminated upon a written agreement between Parties A and B through negotiations. This Contract shall remain in force so long as no agreement has been reached. Neither party shall modify, amend or terminate this Contract without authorization.

15.	MISCELLANEOUS
15.1
During the valid period of this Contract, no relaxation, forbearance or indulgence by Party A in enforcing any of its interests or rights hereunder against any events of default or delay of Party B shall prejudice, affect or restrict Party A’s interests and rights as a creditor under this Contract and the relevant laws and regulations, nor shall it be taken as Party A’s approval to or permission of any events of default, or operate as waiver of its rights to take actions against existing or future defaults.

15.2
Should this Contract or any provisions hereof become invalid under the law for whatsoever reasons, Party B shall continue to fulfill all its obligations to make payment. In such event, Party A is entitled to terminate this Contract and demand immediate payment of the principal and interest of the Loan and other relevant expenses hereunder from Party B.

15.3
Each notice and demand to be given by Parties A and B hereunder shall be made in writing. Such notice or demand shall be deemed to have been duly served on Party B once the same is sent by telex, by telegram or to the post office.

15.4
The certificate of indebtedness of the Loan and any supplemental written agreement entered into between Parties A and B through negotiations in respect of the matters not covered herein or changes shall serve as the schedule(s) to this Contract and constitute an inseparable part of this Contract.

16.	APPLICABLE LAW AND SETTLEMENT OF DISPUTES
16.1
The execution, construction and settlement of disputes of this Contract shall be governed by the laws of the People’s Republic of China. The interests of Parties A and B are protected by the laws of the People’s Republic of China.

16.2
Any dispute between Parties A and B in connection with the performance of this Contract may be settled by the two parties through negotiations. In case no settlement can be reached through negotiations, any of the Parties may submit the dispute to the People’s Court of the territory where Party A is located

16.3
Having completed the formalities of notarization by Parties A and B for the enforcement of this Contract, Party A may directly apply to the People's Court of competent jurisdiction for enforcement with a view to claiming for the debts due and owed by Party B hereunder.

17.	EFFECTIVENESS OF THE CONTRACT
17.1
This Contract shall take effect upon affixing the signatures and official seals by the authorized signatories of the two parties and completion of formalities of guarantee as described in Clause 6 hereof. This Contract shall remain effective until the date on which the principal and interest of the Loan and all other relevant expenses hereunder are settled in full.

17.2	This Contract is executed in 6 counterparts with each having the same force. Party A, Party B and the guarantors each holds one thereof.

PARTY A: (OFFICIAL SEAL)	PARTY B: (OFFICIAL SEAL)
Shenzhen Honggang Branch of China Merchants Bank	Winner Industries (Shenzhen) Co., Ltd.
AUTHORIZED SIGNATORY: Yan	AUTHORIZED SIGNATORY: Jianquan Li
DATE: October 28th, 2005	DATE: October 28th, 2005